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                                                                     EXHIBIT 8.1

           MUCH SHELIST FREED DENENBERG AMENT BELL & RUBENSTEIN, P.C.
                      200 North LaSalle Street, Suite 2100
                             Chicago, Illinois 60601
                            Telephone: (312) 346-3100


                                  May 14, 1998



Board of Directors
Success Bancshares, Inc.
One Marriott Drive
Lincolnshire, Illinois  60069

         Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

         As special federal tax counsel to Success Capital Trust I (the "Issuer") and Success Bancshares, Inc. in connection with the issuance by the Issuer of up to $17,250,000 of its Cumulative Trust Preferred Securities pursuant to the prospectus (the "Prospectus") contained in the Registration Statement, and assuming the operative documents described in the Prospectus will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus, subject to the limitations set forth therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                                     Very truly yours,

                                                   MUCH SHELIST FREED DENENBERG
                                                   AMENT BELL & RUBENSTEIN, P.C.




                                                   By: /s/ Steven Schwartz
                                                      -------------------------
                                                      Steven Schwartz, a Partner